As filed with the Securities and Exchange Commission on February 9, 2006	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1655029
(State of Incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(Address of principal executive offices)

2000 Stock Incentive Compensation Plan

(Full title of the plans)

Michael E. Hart

President and Chief Executive Officer

Allos Therapeutics, Inc.

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(303) 426-6262

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent D. Fassett, Esq.

Cooley Godward LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

(720) 566-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
2000 Stock Incentive Compensation Plan Stock Options and Common Stock (par value $.001 per share)	3,500,000 shares	$2.975	$10,412,500.00	$1,114.14

(1)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”).  This Registration Statement shall also cover any additional shares of common stock that become issuable under the 2000 Stock Incentive Compensation Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock. None of such shares have been issued or are subject to outstanding options.

(2)                                  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on February 3, 2006 as reported on the Nasdaq National Market.

(3)                                  Calculated pursuant to Section 6(b) of the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-38696

Allos Therapeutics, Inc. is hereby registering 3,500,000 additional shares of its Common Stock for issuance under its 2000 Stock Incentive Compensation Plan. The contents of Registration Statement on Form S-8 No. 333-38696 filed with the Securities and Exchange Commission on June 6, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2000 Stock Incentive Compensation Plan, as amended as of December 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on February 9, 2006.

ALLOS THERAPEUTICS, INC.

By:	/s/ Michael E. Hart
Michael E. Hart
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Hart and Marc H. Graboyes and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Hoffman, Ph. D., M.D.	Chairman of Board of Directors	February 7, 2006
Stephen J. Hoffman, Ph. D., M.D.	and Director

/s/ Michael E. Hart	President, Chief Executive	February 7, 2006
Michael E. Hart	Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

/s/ David C. Clark	Corporate Controller and	February 7, 2006
David C. Clark	Treasurer (Principal Accounting Officer)

/s/ Michael D. Casey	Director	February 7, 2006
Michael D. Casey

/s/ Mark G. Edwards, M.D.	Director	February 7, 2006
Mark G. Edwards, M.D.

/s/ Stewart Hen	Director	February 7, 2006
Stewart Hen

/s/ Marvin E. Jaffe	Director	February 7, 2006
Marvin E. Jaffe

/s/ Jonathan S.Leff	Director	February 7, 2006
Jonathan S. Leff

/s/ Timothy P. Lynch	Director	February 8, 2006
Timothy P. Lynch

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2000 Stock Incentive Compensation Plan, as amended as of December 21, 2005.